UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

CUSTOMERS BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania 19610

(Address of principal executive offices) (Zip Code)

(610) 933-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 24, 2014, Customers Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Customers Bank (the “Bank”), entered into subscription agreements (the “Note Subscription Agreement”) with accredited investors under which the Bank will issue $110.0 million in aggregate principal amount of Fixed-to-Floating Rate Subordinated Notes Due 2029 (the “Subordinated Notes”) and the Company will issue $25.0 million in aggregate principal amount of 4.625% Senior Notes Due 2019 (the “Senior Notes” and, collectively with the Subordinated Notes, the “Notes”) in a private placement transaction. The transaction is expected to close on June 26, 2014.

The Company and the Bank estimate that the net proceeds from the sale of the Notes will be approximately $133.2 million. The Company intends to contribute a portion of its proceeds to the Bank. The Company and the Bank will use the net proceeds for general corporate purposes.

The Subordinated Notes will bear interest at an annual fixed rate of 6.125% with the first interest payment on the Notes occurring on December 26, 2014 and interest will be paid semiannually in arrears on June 26 and December 26 of each year. From and including June 26, 2024, the Subordinated Notes will bear an annual interest rate equal to the three-month LIBOR rate plus 344.3 basis points, payable quarterly each March 26, June 26, September 26 and December 26, commencing on September 26, 2024 and concluding through the maturity date or early redemption of the Subordinated Notes.

The Senior Notes will bear interest at a rate of 4.625% and interest will be paid semi-annually in arrears in June and December of each year, beginning on December 26, 2014, through the maturity date or until earlier redeemed.

The Subordinated Notes are expected to qualify as Tier 2 capital for regulatory capital purposes.

The Note Subscription Agreement also contains provisions with respect to redemption features and other matters. This summary of the Note Subscription Agreement does not purport to be a complete description of such agreement and is qualified in its entirety by reference to the form of Note Subscription Agreement attached hereto as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures above under 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Number	Description

10.1	Form of Note Subscription Agreement (including form of Subordinated Note Certificate and Senior Note Certificate)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 26, 2014	By:	/s/ Robert E. Wahlman
Robert E. Wahlman
Executive Vice President and Chief Financial Officer